Exhibit 10.12

COMMERCIAL LEASE

This Lease, dated this 11 day of March, 2014 by and between West Glen Development, LLC, a Minnesota limited liability company (“Landlord”), and Celcuity, LLC, a Minnesota limited liability company (hereinafter referred to as “Tenant”).

DEFINITIONS:

“Property”––That certain real property located in the City of Plymouth (the “City”), County of Hennepin and State of Minnesota and legally described on Exhibit A attached hereto and made a part hereof, including all buildings and site improvements located thereon.

“Building”––That certain office/warehouse building containing approximately 83,121 square feet located upon the Property and commonly described as West Glen Development I, located at 16305 - 36th Avenue North, Plymouth, Minnesota 55446.

“Premises”––That certain portion of the Building designated as Suite 450, totaling approximately 4,818 square feet, consisting of 3,994 square feet of office space and approximately 812 square feet of warehouse, storage or service space shown on Exhibit B, and 12 square feet of shared mechanical space as measured from the outside walls of the Premises to the center of the partition wall. The Premises include a non-exclusive license for access to, and use of, Common Areas, as hereinafter defined, and all licenses and easements appurtenant to the Premises.

“Common Areas”––The areas to be used for the non-exclusive use by Tenant and other tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Subject to reasonable rules and regulations promulgated by Landlord attached hereto and made a part hereof as Exhibit C, the Common Areas are hereby made available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other tenants, their employees, agents, customers and invitees.

WITNESSETH:

1.             TERM:

For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Landlord hereby lets, leases and demises to Tenant, the Premises for the term of thirty-seven (37) months commencing on the 1st day of May, 2014 (sometimes called “the Commencement Date”) and expiring the 31st day of May, 2017 (sometimes called “Expiration Date”), unless sooner terminated as hereinafter provided (the “Term”).

2.            BASE RENT:

Landlord reserves and Tenant shall pay to Landlord, the rent designated in Article 42 of the attached Addendum, payable in advance without notice, offset, deduction or demand, in equal monthly installments as set forth in the Addendum, commencing on the Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term (the “Base Rent”) or any extension or renewal thereof. In the event the Commencement Date falls on a date other than the first of a month, or the Expiration Date falls on a date other than the last of a month, the Base Rent for that month shall be prorated and adjusted accordingly.

3.             ADDITIONAL RENT:

Tenant shall pay to Landlord throughout the Term of this Lease Agreement the following:

a.             Tenant shall pay a sum equal to 5.8% of the Real Estate Taxes. The term “Real Estate Taxes” shall mean all taxes, fees, charges and assessments, general and special, and any taxes in lieu thereof, become due or payable against or upon the Building or the Property of which the Premises are a part. All attorneys’ fees and other costs and expenses incurred by Landlord during negotiation for or contests of the amount of Real Estate Taxes shall be included in the term “Real Estate Taxes.” Tenant, in addition to all other payments to Landlord by Tenant required hereunder, shall pay to Landlord, in each year during the Term of this Lease Agreement and any extension or renewal thereof, Tenant’s proportionate share of Real Estate Taxes. Any tax year commencing during any lease year shall be deemed to correspond to such lease year. In the event the taxing authorities include in such real estate taxes and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its proportionate share of said aforementioned Real Estate Taxes. A copy of the tax statement submitted by Landlord to Tenant shall be sufficient evidence of the amount of Real Estate Taxes assessed or levied against the Property of which the Premises are a part.

b.             Tenant shall pay a sum equal to 5.8% of the annual aggregate Operating Expenses incurred by Landlord in the operation, maintenance and repair of the Building and Property during the term of this Lease Agreement and any renewals or extensions thereof. The term “Operating Expenses” shall include but not be limited to all payments by Landlord for maintenance, repair, operation, replacement and care of all Common Areas (including common area utilities and lighting), mechanical rooms, common area plumbing, roofs, parking and landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, insurance premiums, management fee (not to exceed 5% of gross building revenue), wages and fringe benefits of personnel employed for such work, costs of equipment purchased and used for such purposes, and the cost or portion thereof properly allocable to the Property (amortized in accordance with GAAP standards together with the interest at the rate of ten percent (10%) per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the Base Year which result in a reduction of Operating Expenses or made to the Building by Landlord after the date of this Lease Agreement that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, or that are required by the insurer under any insurance policy carried on the Property and Building by Landlord. Operating Expenses shall also include a yearly capital reserve to be held in a segregated account until and for the use of replacement of black topped surfaced driveway and parking areas and Building mechanical equipment when needed. The amount of such reserve shall be determined by reasonable accounting and building management purposes.

c.             For purposes of this Article, Tenant’s “pro rata share” or “proportionate share” shall be determined on the same ratio as the total square feet in the Premises bears to the total square feet in the Building. Landlord may at any time designate a fiscal year in lieu of a calendar year or vice versa and in such event, at the time of such change, there may be a billing for the year which is less that twelve (12) calendar months. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in Real Estate Taxes.

The payment of the sums set forth in this Article 3 shall be in addition to the Base Rent payable pursuant to Article 2 of this Lease Agreement. All sums due hereunder shall be due and payable within thirty (30) days of delivery of written certification by Landlord setting forth the computation of the amount due from Tenant. In the event the Term shall begin or expire at any time during the calendar year, Tenant shall be responsible for his pro-rata share of Real Estate Taxes and Operating Expenses during the Term of this Lease Agreement and/or occupancy time.

2

Prior to commencement of the Term of this Lease Agreement, and prior to the commencement of each calendar year thereafter commencing during the Term of this Lease Agreement or any renewal or extension thereof, Landlord may estimate for each calendar year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Tenant’s share of Real Estate Taxes for such calendar year; (iv) Tenant’s share of Operating Expenses for such calendar year; and (v) the computation of the annual and monthly rental payable during such calendar year as a result of increases or decreases in Tenant’s share of Real Estate Taxes and Operating Expenses. Said estimates will be in writing and will be delivered or mailed to Tenant.

The amount of Tenant’s share of Real Estate Taxes and Operating Expenses for each calendar year, so estimated, shall be payable as Additional Rent by Tenant, without offset, deduction or demand, in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant before the first day of January of such calendar year, said amount, so estimated, shall be payable as “Additional Rent” in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

Upon completion of each calendar year during the Term of this Lease Agreement or any renewal or extension thereof, Landlord shall cause its accountants to determine the actual amount of the Real Estate Taxes and Operating Expenses payable in such calendar year and Tenant’s share thereof and deliver a written certification of the amounts thereof to Tenant. If Tenant has underpaid its share of Real Estate Taxes or Operating Expenses for such calendar year, Tenant shall pay the balance of its share of same within ten (10) business days after the receipt of such statement. If Tenant has overpaid its share of Real Estate Taxes or Operating Expenses for such calendar year, Landlord shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Tenant’s share of Real Estate Taxes and Operating Expenses for the next following calendar year. A pro rata adjustment shall be made for a fractional calendar year occurring during the Term of the Lease Agreement or any renewal or extension thereof based upon the number of days of the Term of the Lease Agreement during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provision of this Article 3 shall be adjusted accordingly.

d.           Landlord shall keep reasonably detailed records of all Operating Expenses and Real Estate Taxes for a period of at least three (3) years. Not more frequently than once in every 12-month period and after at least twenty (20) days’ prior written notice to Landlord, Tenant shall be permitted to review or audit the records of the Operating Expenses and Real Estate Taxes either directly or through agents. If Tenant exercises its review or audit rights as provided above, Tenant shall conduct any inspection at a reasonable time and in a manner so as not to unduly disrupt the conduct of Landlord’s business. Any such inspection by Tenant shall be for the sole purpose of verifying the Operating Expenses and/or Real Estate Taxes. Any shortfall or excess revealed and verified by Tenant’s audit shall be paid to the applicable party within thirty (30) days after that party is notified of the shortfall or excess to the extent such overage or shortfall has not previously been adjusted pursuant to this Lease. If Tenant’s inspection of the records for any given calendar year or partial calendar year reveals that Tenant was overcharged for Operating Expenses or Real Estate Taxes by an amount of greater than four percent (4%), or if any overcharge was due to intentional fraudulent or negligent conduct by Landlord, then, Landlord shall reimburse Tenant for the reasonable costs of the review or audit.

4.             COVENANT TO PAY RENT:

The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease Agreement. All rents are payable to Landlord

3

at 3600 Holly Lane North, Suite 100, Plymouth, MN 55447. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement.

5.             UTILITIES:

Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Property. Tenant shall pay, when due, directly to the appropriate provider, all charges for sewer usage or rental, garbage disposal, trash or refuse removal, water, electricity, gas, fuel oil, L.P. gas, telephone and/or other utility services or energy source separately metered and furnished to the Premises during the Term of this Lease Agreement, or any renewal or extension thereof, together with any related installation or connection charges or deposits (“Utility Costs”). If additional costs are required to separately meter the Premises it will be at Landlord’s sole cost and expense. If any services or utilities furnished to the Premises are jointly metered with other premises, Landlord will make a commercially reasonable determination of Tenant’s proportionate share of such Utility Costs and Tenant, within ten (10) business days following Tenant’s receipt of an invoice therefore, shall pay such share to Landlord as Additional Rent. If Landlord elects to furnish any of the foregoing utility services or other services furnished or caused to be furnished to Tenant, then the rate charged by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed Additional Rent in accordance with Article 3. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Base Rent or Additional Rent by reason of Landlord’s failure to furnish any of the foregoing utilities, when such failure is caused by accident, breakage, repairs (including replacements), strikes, lockouts or other labor disturbances or labor disputes of any character, or for any other causes not attributable to Landlord.

6.          CARE AND REPAIR OF PREMISES:

Tenant shall, at all times throughout the Term of this Lease Agreement, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant’s obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of mechanical, heating and air conditioning fixtures, equipment, and systems; all lighting and electrical systems; all plumbing fixtures and equipment; any and all other fixtures, motors and machinery; all interior walls, partitions, doors and windows, including the regular painting thereof; all exterior entrances, windows, doors, garage doors, docks and dock levelers, bumpers and seals, and docks and the replacement of all broken glass; and all interior walls, columns, floors and doors of the trash enclosures. When used in this provision, the term “repairs” shall include replacements or renewals when necessary, and all such repairs made by Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises, trash enclosures and the sidewalk and areas adjoining the same in a safe, clean and orderly condition, free of accumulation of dirt and rubbish. Tenant shall be responsible for the prompt removal of snow, ice and other hazardous conditions accumulating or occurring on the sidewalks and walkways between the Premises and parking areas. Maintenance of the HVAC shall specifically include the reasonable cost of semi-annual inspections performed by Landlord’s own engineers or by an independent mechanical contractor who shall be contracted for by Landlord. In either event, said cost shall be included by Landlord in Operating Expenses under Article 3 of this Lease Agreement and Landlord warrants that any such cost will be reasonable and competitive.

If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease Agreement after written notice shall have been given to Tenant, in accordance with Article 33 of this Lease Agreement, Landlord

4

may at its option make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 10% of overhead incurred by Landlord in making such repairs upon presentation to Tenant of a bill therefore.

Landlord shall repair, at its expense, the structural portions of the Building, provided however where structural repairs are required to be made by reason of the acts of Tenant, the costs thereof shall be borne by Tenant and payable by Tenant to Landlord upon demand.

Landlord shall be responsible for all outside maintenance of the Premises, including grounds, parking areas and outside areas around trash enclosures. All such maintenance which is the responsibility of Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Premises during business hours, except Saturdays, Sundays and holidays, upon the condition that Landlord shall not be liable for damages for failure to do so due to causes beyond its control. Landlord shall ensure access to the Premises, including timely snow removal all days.

7.             SIGNS:

Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from the exterior of the Building, or visible from the exterior of the Premises, must be approved in advance by Landlord and the City and installed at Tenant’s expense. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without notice and without any liability and may charge the expense incurred for such removal to Tenant. Tenant agrees to comply with the sign criteria of the City and the criteria attached here to as Exhibit E. Tenant agrees to maintain its signage in good repair, and to hold Landlord harmless from any loss, cost or damages resulting from the erection, existence, maintenance or removal of the signage.

8.            ALTERATIONS, INSTALLATIONS, FIXTURES:

Tenant will not make any alterations, repairs, additions or improvements in or to the Premises (for purposes of this Article 8, any of the foregoing being referred to as the “Work”) or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the Work, the manner of doing the Work, and the contractor(s) doing the Work. Such consent shall not be unreasonably withheld or delayed, if such Work is required of Tenant or is the obligation of Tenant pursuant to this Lease Agreement. As a condition to Landlord’s consent to Work proposed by Tenant, Landlord may impose reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish surety performance and/or payment bonds or other security for the payment of all costs incurred in connection with such Work, insurance against liabilities that may arise out of such Work, plans and specifications approved by Landlord and permits necessary for such Work. If such Work is performed by contractor(s) not retained by Landlord, Tenant shall upon completion of such Work, (i) deliver to Landlord evidence that payment for all such Work has been made by Tenant, contractors’ affidavits and full and final mechanic’s lien waivers and (ii) pay to Landlord a construction supervision fee of five percent (5%) of the total cost of such Work, but in no event less than $500.00 to reimburse Landlord for the costs incurred by its construction manager in inspecting and supervising such Work (provided, however, that the construction supervision fee for minor Work approved by Landlord with a total cost less than $1,000.00 shall be charged at $80.00 per hour). All such Work shall be done in a good and workmanlike manner using quality materials and shall comply with all applicable governmental laws, ordinances, rules and regulations. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney’s fees) by reason of any of such Work. The provisions of Article 18 of this Lease Agreement shall apply to all Work performed under this Article 8. All leasehold alterations, installations, physical additions or improvements to the Premises made by Tenant shall at the option of Landlord become the property of Landlord

5

and shall be either removed by Tenant at Tenant’s sole cost or surrendered to Landlord upon the termination of this Lease Agreement; provided, however, this clause shall not apply, and Tenant shall retain title and rights to all, to movable equipment, whiteboard, artwork, audio visual equipment and industrial and other property or machinery mounted or secured to the Premises, or furniture owned by Tenant which may be removed by Tenant at the end of the Term of this Lease Agreement if Tenant is not then in default. Landlord shall provide Tenant with notice of Tenant’s obligation to remove any such alteration or improvement at the end of the Lease Term at the time that Landlord grants consent to such alteration or improvement. If Landlord does not notify Tenant that Tenant is obligated to remove such alteration or improvement, such improvement or alteration may be removed at Tenant’s option.

9.             POSSESSION:

Except as otherwise provided, Landlord shall deliver possession of the Premises with any tenant improvements thereto substantially completed on or before the Commencement Date of the Term, but delivery of possession prior to such Commencement Date shall not affect the Expiration Date of this Lease Agreement. Time is of the essence. Failure of Landlord to deliver possession of the Premises by the Commencement Date of the Term due to any cause beyond the reasonable control of Landlord, including, without limitation, a holding over by a prior tenant, labor or material shortages, strikes, casualty loss, acts of God or failure by the City to timely approve any plans or issue a building permit (any of the foregoing being hereafter referred to as an “Excused Delay”), shall automatically postpone the Commencement Date of the Term and shall extend the Expiration Date of this Lease Agreement accordingly. The rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rentals shall commence as of the date that Tenant enters into such occupancy of the Premises. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant’s failure to timely deliver any plans to Landlord or make any required deposit, changes in or additions to plans or tenant improvements made at the request of Tenant or any other delay caused by Tenant or any of its contractors, agents or employees, or by Tenant’s failure to pay for the costs of the tenant improvements in excess of any tenant improvement allowance and any deposit (any of the foregoing being hereafter referred to as a “Tenant Delay”), then in such case the commencement of Tenant’s obligation to pay rentals shall be accelerated by the number of days of such Tenant Delay. Prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to trade fixtures or equipment installed or left on the Premises. By occupying the Premises as a tenant, or to install trade fixtures or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except for any items for which Tenant has given Landlord a written list within thirty (30) days of Tenant’s first occupancy of the Premises. Should the commencement date of the Term of this Lease Agreement occur for any reason on a day other than the first day of the calendar month, then in that event solely for the purposes of determining the Expiration Date of the Term of this Lease Agreement, the Term shall be deemed to have commenced on the first (1st) day of the calendar month immediately following. Following Tenant’s occupancy of the Premises and within ten (10) days of Landlord’s request, Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and expiration dates of the Term, shall acknowledge the Base Rent, the square footage of the Premises (office space and warehouse, shared mechanical space), delivery of the Premises in the condition required by this Lease Agreement and shall include such other matters as Landlord may reasonably request (hereafter the “Ratification Agreement”).

10.           SECURITY AND DAMAGE DEPOSIT:

Tenant, contemporaneously with the execution of this Lease Agreement, has deposited with Landlord the sum of Five Thousand Seven Hundred Seventeen and /36100 Dollars ($5,717.36), receipt of which is acknowledged hereby by Landlord, which deposit is to be held by Landlord, without liability for interest, as a security and

6

damage deposit for the faithful performance by Tenant during the Term hereof or any extension hereof. Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord may commingle such deposit with Landlord’s own funds and use such security deposit for such purpose as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease Agreement to be kept and performed by Tenant during the Term hereof or any extension hereof, then Landlord, either with or without terminating this Lease Agreement may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease Agreement, damages or deficiencies in the reletting of Premises, and reasonable attorney’s fees incurred by Landlord. Should the entire deposit or any portion thereof, be appropriated and applied by Landlord, in accordance with the provisions of this paragraph, Tenant upon written demand by Landlord, shall remit forthwith to Landlord a sufficient amount of cash to restore said security deposit to the original sum deposited, and Tenant’s failure to do so within five (5) business days after receipt of such demand shall constitute a breach of this Lease Agreement. Said security deposit shall be returned to Tenant, less any depletion thereof as the result of the provisions of this paragraph, at the end of the Term of this Lease Agreement or any renewal thereof, or upon the earlier termination of this Lease Agreement. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provisions of this Lease Agreement or otherwise. Tenant understands that its potential liability under this Lease Agreement is not limited to the amount of the security deposit. Use of such security deposit by Landlord shall not constitute a waiver, but is in addition to any other remedies available to Landlord under this Lease Agreement and under law.

In the event Landlord shall sell the Property, or shall otherwise convey or dispose of its interest in this Lease Agreement, Landlord may assign the security deposit or any balance thereof to Landlord’s assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the said assignee for the return and repayment of said security deposit. Said security deposit shall not be assigned or encumbered by Tenant without such consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord. In the event of any rightful and permitted assignment of this Lease Agreement by Tenant, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to Tenant.

11.           USE:

The Premises shall be used and occupied by Tenant solely for the purposes of general office, lab, warehouse and other related ancillary uses and such use by Tenant shall at all times be in full compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Property and subject to the reasonable rules and regulations of Landlord set forth on Exhibit C. Tenant agrees not to commit or permit any act to be performed on the Premises or any omission to occur which will be in violation of any statute, regulation, or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant’s use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant’s sole cost and expense. Without limiting the scope of the foregoing provisions of this Article 11, Tenant’s use of the Premises shall comply with all applicable requirements of the 1998 Minnesota Uniform Fire Code, as amended and as may hereafter be amended from time to time and of any replacement and/or successor law, ordinance, code or rule or regulation, including, without limitation, the 2003 Minnesota State Fire Code, expressly including requirements relating to the types of materials that may be stored in the Premises, the storage containers that may be used, the heights such storage containers may be stacked and the separation that must exist between materials and stacks.

7

Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises or Building anything which will be dangerous to life or limb. The employees of Tenant shall not be permitted, during their breaks or otherwise, to congregate or loiter in any of the common areas of the Building, including the Common Areas, in such a manner that would be disruptive of the use of such Common Areas by the other tenants and occupants of the Building or that would obstruct access to, from or within the Building. Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises that will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant’s apparatus, machinery, devices or equipment should disturb the enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take such other action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance. No food or beverage dispensing machines (except those solely servicing Tenant’s on-Premises employees) shall be installed by Tenant in the Premises without the prior written consent of Landlord. In no event shall Tenant (i) permit the storage of any materials, equipment or other personal property outside of the Building or (ii) permit any motor vehicle to be parked outside of the Building overnight.

12.           ACCESS TO PREMISES:

Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times during usual business hours for the purpose of inspecting, making any necessary repairs, conducting environmental testing, and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that Landlord may deem necessary to prevent waste or deterioration in connection with the Premises.

Nothing herein shall imply any duty upon the part of Landlord to do any such work that, under any provision of this Lease Agreement, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same. The Landlord may, during the progress of any work in the Premises, keep and store upon the Premises all necessary materials, tools and equipment. The Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of Tenant by reason of making repairs or the performance of any work in the Premises, or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Tenant under this Lease Agreement shall not thereby be affected in any manner whatsoever. Tenant agrees that no additional locks will be placed on any of the doors to the Premises without the written consent of Landlord. Tenant shall have the right to install an access reader to the building and access to its premises 24 hours per day, 7 days a week, 52 weeks per year of the lease. Tenant shall also have the right to install additional security to the Premises if Tenant determines necessary.

Landlord reserves the right to enter upon the Premises at any time in the event of an emergency and at reasonable hours to exhibit the Premises to prospective purchasers or others; and to exhibit the Premises to prospective tenants and to display “For Lease” or similar signs on windows or doors in the Premises during the last nine months of the Term of this Lease Agreement, all without hindrance or molestation by Tenant

Landlord acknowledges that Tenant is performing research with secret and proprietary information, and hereby agrees that any inspection or entering of the Premises, except in an emergency, shall be subject to the following: (a) Landlord will give notice of at least thirty six (36) hours prior to any such inspection including the identities of who will be performing the inspection and in what areas of the Premises and (b) all persons entering the Premises shall execute a nondisclosure agreement provided by Tenant protecting any confidential or trade secret information that they may learn during the inspection.

8

13.          EMINENT DOMAIN:

In the event of any eminent domain or condemnation proceeding, or private sale in lieu thereof, in respect to the Property during the Term thereof, the following provisions shall apply:

a.           If the whole of the Property shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of this Lease Agreement shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

b.           If any part constituting less than the whole of the Property shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Premises so as to render the Premises unsuitable for the business of Tenant, in the reasonable opinion of Landlord, then the Term of this Lease Agreement shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Property which shall not materially affect the Premises so as to render the Premises unsuitable for the business of Tenant, in the reasonable opinion of Landlord, this Lease Agreement shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the Premises taken. Landlord reserves the right, at its option, to restore the Building and the Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within thirty (30) days following the date possession shall be taken by the condemning authority, of Landlord’s intention to restore. Upon Landlord’s notice of election to restore, Landlord shall commence restoration and shall restore the Building and the Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of condemnation or sale proceeds adjustment by Landlord; and Tenant shall have no right to terminate this Lease Agreement except as herein provided. Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Premises restored.

c.           In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right to claim to any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant, or the interruption of or damage to Tenant’s business. Tenant agrees that any claims made by Tenant for condemnation awards shall not in any way diminish the award due to Landlord for its interest in the Premises.

d.           Although all damages in the event of any condemnation shall belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment. However, Tenant shall have no claim against Landlord or make any claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said Lease Agreement, or loss of any possible value of said lease, any unexpired term, renewal or extension of said Lease Agreement.

9

14.          DAMAGE OR DESTRUCTION:

In the event of any damage or destruction to the Property by fire or any other cause during the Term hereof, the following provisions shall apply:

a.           If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord’s election to terminate this Lease Agreement.

b.           If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease Agreement, Landlord shall restore the Building and the Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord; and Tenant shall have no right to terminate this Lease Agreement except as herein provided. Landlord shall not be responsible for restoring or repairing leasehold improvements of Tenant.

c.           In the event of either of the elections to terminate, this Lease Agreement shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to that date. Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease Agreement.

d.           In any case where damage to the Building shall materially affect the Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease Agreement by Tenant, its employees, contractors or licensees, a portion of the rent based upon the amount of the extent to which the Premises are rendered unsuitable shall be abated until repaired or restored. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease Agreement by Tenant as aforesaid and if Landlord shall elect to rebuild, the rent shall not abate and Tenant shall remain liable for the same.

Notwithstanding anything contained in this Article 14 to the contrary, Landlord shall only be obligated to restore the Premises to the extent of the insurance proceeds actually received, but if the insurance proceeds actually received do not permit Landlord to restore the Premises, Landlord shall so notify Tenant and either Landlord or Tenant may terminate this Lease Agreement by written notice given within sixty (60) days after Landlord’s notice. If Landlord restores the Premises or the Building in accordance with the provisions of this Article, then Tenant shall not have any right to terminate this Lease Agreement because of such damage.

15.          INSURANCE:

a.           Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect commercial general liability insurance insuring Tenant, on an “occurrence” rather than a “claims made” basis, against liability for bodily injury, property damage (including loss of use of property) and personal injury, which insurance shall (i) name Landlord, its property manager and such other parties as Landlord may designate, as additional insureds, (ii) be with companies and in form acceptable to Landlord, and (iii) with limits of liability not less than: $1,000,000 for injury/death to any one person; $2,000,000 for injury/death to more than one person, and $1,000,000 with respect to damage to property, and have a minimum combined limit of liability of no less than Three Million and 00/100ths Dollars ($3,000,000.00), subject to any changes reasonably required by Landlord’s insurance company. Said insurance shall also provide for contractual liability coverage. The amount and coverage of such commercial general liability insurance shall not limit Tenant’s liability nor relieve Tenant of any of its obligations under this Lease Agreement. Tenant shall further provide for business interruption insurance to

10

cover a period of not less than six (6) months. Tenant will deposit with Landlord certificate(s) of the policy or policies of such insurance, which shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord’s property manager harmless from and defend them against all claims, liabilities, judgments, demands, causes of action, losses, damages and costs and expenses, including reasonable attorneys’ fees, for damage to any property or injury to or death of any person arising from: (i) any act or omission by Tenant, its contractors, agents, employees or invitees in, at, or around the Premises or the Building; (ii) the negligence or willful misconduct of Tenant; (iii) Tenant’s failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy; and/or (iv) any breach or default by Tenant under this Lease Agreement. Tenant’s indemnity obligations under this Article shall survive the expiration or earlier termination of this Lease Agreement. If Tenant shall not comply with its covenants made in this Article, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord’s demand.

b.           Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased to or otherwise in possession of Tenant. The cost of such insurance and any other insurance maintained by Landlord for the Building shall be an Operating Expense.

c.           Tenant shall not carry any stock of goods or do anything in or about the Premises that will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease Agreement.

d.           In the event that the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

16.           WAIVER OF SUBROGATION:

Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

17.           DEFAULT OF TENANT:

a.           In the event of any failure of Tenant to pay any rental due hereunder on the date the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease Agreement to be observed or performed by Tenant for more than twenty (20) days after written notice of such failure shall have been given to Tenant, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease Agreement, or if Tenant or any guarantor of this Lease Agreement shall become bankrupt or insolvent, or file any debtor proceedings or any person shall take or have against Tenant or any guarantor of this Lease Agreement in any court pursuant to any statute either of the United States or of any state a petition of bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property, or if Tenant or any such guarantor makes an assignment for the benefit or creditors, or petitions for or enters into an arrangement, or suffer this Lease

11

Agreement to be taken under any writ of execution, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

b.           Should Landlord elect to re-enter the Premises, as herein provided, or should it take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease Agreement or it may from time to time, without terminating this Lease Agreement, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the Term of this Lease Agreement) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such subletting all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorney’s fees and costs of such alterations and repairs; third, to the payment of the rent due and unpaid payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease Agreement unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease Agreement for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease Agreement for the remainder of the stated term, minus the amount of rental loss which Tenant proves could have been reasonably avoided, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord shall also be entitled to any other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to comply with the requirements of this Lease Agreement.

c.           Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease Agreement or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including reasonable attorney’s fees in curing such default, shall be paid by Tenant, as Additional Rent, upon demand.

d.           In the event suit shall be brought for recovery of possession of the Premises, for the recovery of rent of any other amount due under the provisions of this Lease Agreement, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefore, including a reasonable attorney’s fee, together with interest on all such expenses at the rate of ten percent (10%) per annum from the date of such breach of the covenants of this Lease Agreement.

e.           Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease Agreement, or otherwise. Tenant also waives any demand for possession of the Premises, and any demand for payment of rent and any notice of intent to re-enter the Premises, or of intent to terminate this Lease

12

Agreement, other than the notices above provided in this Article, and waives any and every other notice or demand prescribed by any applicable statues or laws.

f.            No remedy herein or elsewhere in this Lease Agreement or otherwise by law, statute or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

18.          DEFAULT OF LANDLORD:

The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease; provided, however, that if the nature of Landlord’s default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that the default shall actually be cured within ninety (90) days after notice. In the event of a default by Landlord beyond applicable cure periods, Tenant shall have the right, at its election, to: (a) sue for all actual (but not consequential, speculative or punitive) damages sustained by reason of the default; or (b) perform the obligations described in the notice in which case Landlord shall reimburse Tenant for the reasonable cost of the performance of such obligations within ten (10) business days after Tenant’s submission of an invoice therefor. If Tenant elects to proceed under clause (b) above, then the Landlord’s default shall be deemed to have been cured when Tenant’s expense has been reimbursed in full. In the event Tenant commences a suit for damages sustained by reason of a Landlord Default and prevails in such suit and obtains a final, non-appealable judgment with respect to such suit, Landlord shall reimburse Tenant for all reasonable costs including attorney’s fees.

19.          INDEMNITY & HOLD HARMLESS:

Both Tenant and Landlord shall indemnify, protect, defend (at Landlord’s request and with counsel approved by Landlord) and hold each other and both parties’ affiliates and each of their respective partners, directors, officers, shareholders and employees, harmless from and against every demand, claim, cause of action, judgment, costs and expense, including, but not limited to, reasonable attorneys’ fees and disbursements of counsel, whether suit is initiated or not, and all loss and damage arising from any injury, loss or damage to the person or property of Tenant, any other tenant in the Property or to any other person rightfully in the Property, (i) occurring in or about the Premises, or (ii) caused by the negligence or misconduct of Tenant or Landlord, their affiliates or any of their respective employees, representatives, agents or contractors, or (iii) resulting from the violation of any legal requirements or the provisions of this Lease Agreement by Tenant or Landlord, their affiliates or any of their respective employees, representatives, agents or contractors. Tenant’s and Landlord’s indemnity obligations under this Article shall survive the expiration or earlier termination of this Lease Agreement.

If any mechanic’s lien is filed against any part of the Property for work, labor or services claimed to have been done for, or materials claimed to have been furnished to, Tenant, such mechanic’s lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by making any deposit required by law or by posting a bond with such surety, in such amount and in such form as Landlord deems proper. Tenant shall immediately notify Landlord of any mechanic’s lien or other lien filed against the Property or any part thereof by a contractor or subcontractor of Tenant or otherwise by reason of work claimed to have been done for or materials claimed to have been furnished to Tenant. If Tenant fails to remove such lien or post such bond within the ten (10) day period following the filing thereof, Landlord may, at its sole discretion and without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall, in such event, pay to Landlord at once, upon notice by

13

Landlord, any sum paid by Landlord to remove such lien including reasonable attorneys’ fees, together with interest at the rate of 12% from the date of such payment by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by applicable law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Property and any other party having an interest therein, from liens. All material suppliers, contractors, artisans, mechanics, laborers and other parties contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant for payment of the same and Tenant’s purchase orders, contracts and subcontracts in connection therewith must clearly state this requirement.

20.         NON-LIABILITY OF LANDLORD; RIGHTS RESERVED:

Landlord will not be liable for any damage or injury to the person, business (or any loss of income therefrom), inventory, furnishings, equipment or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises or Building, whether such damage or injury to the person or property is caused by or results from: (i) fire, steam, electricity, water, gas, explosions, falling plaster, snow or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (iii) conditions arising in or about the Premises or Building, or from other sources or places; (iv) any curtailment or interruption in utility services; or (v) any act or omission of any other tenant of the Building or persons in the Property, occupants of adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. The provisions of this Article will not exempt Landlord from liability for its gross negligence or willful misconduct; provided, however, in no event shall Landlord be liable for any consequential damages. Landlord shall not be liable to Tenant for any damages as the result of any latent defect in the Premises. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier.

Landlord shall have the following rights, exercisable without liability by Landlord to Tenant: (a) to change the Building’s name and/or street address; (b) to install, affix and maintain any and all signs on the exterior and in the interior of the Building; (c) to change the leasable areas and common areas of the Building and/or construct additional buildings on the land on which the Building is located. Landlord also reserves all airspace rights above, below and to all sides of the Premises; and (d) to grant anyone the exclusive right to conduct any business or render any service in or to the Building, so long as it does not exclude Tenant’s permitted use of the Premises.

21.         SUBORDINATION, ESTOPPEL AND FINANCIAL STATEMENTS:

This Lease Agreement shall be subordinated to any mortgages, deeds of trust, security agreements, ground leases, master leases or other encumbrances (collectively, “Encumbrances”) that may now exist or that may hereafter be placed upon the Property, or any part thereof, and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such Encumbrances, and to all renewals, modifications, consolidations, replacements and extensions of any of the Encumbrances. In the event of execution by Landlord after the date of this Lease Agreement of any such Encumbrance, renewal, modifications, consolidations, replacement or extension, Tenant agrees, within ten (10) business days of its receipt, to execute and return any commercially reasonable subordination agreement required by the holder of such Encumbrance, which agreement shall provide that:

a.           Such holder shall not disturb the possession and other rights of Tenant under this Lease Agreement so long as Tenant is not in default hereunder;

14

b.           In the event of acquisition of title to the Premises by such holder, such holder shall accept Tenant as tenant of the Premises under the terms and conditions of this Lease Agreement and shall perform all the obligations of Landlord hereunder; and

c.           In such event Tenant shall recognize such holder as landlord hereunder.

Tenant shall, upon receipt of a request from Landlord therefore, within ten (10) business days after receipt of such request, execute and deliver to Landlord or to any proposed holder of an Encumbrance, an estoppel certificate in recordable form, certifying that this Lease Agreement is in full force and effect, that there are no offsets against rent nor defenses to Tenant’s performance under this Lease Agreement, or setting forth any such offsets or defenses claimed by Tenant, as the case may be, and such other terms as reasonably requested by Landlord. In the event that Tenant fails to execute and return the estoppel certificate within such ten (10) business day period, the holder of such Encumbrance shall be entitled to rely, as against the Tenant, that (i) this Lease Agreement is in full force and effect, without amendment except as specified by the Landlord, (ii) Tenant has no offsets against rent nor any defenses to Tenant’s performance under this Lease Agreement, (iii) Tenant has no right to any offset or defenses to the payment of rent, and (iv) Tenant has not paid any rental under this Lease Agreement more than one month in advance.

Tenant agrees to give prompt written notice to the holder of each Encumbrance who has given Tenant written notice of its address of any default by Landlord under this Lease Agreement which would entitle Tenant to terminate or cancel this Lease Agreement or abate the rental payable hereunder, and agrees that, notwithstanding any provision of this Lease Agreement to the contrary, no rental abatement or notice of termination of this Lease Agreement by Tenant shall be effective unless all such notified holders of Encumbrances have received said notice and have failed for thirty (30) days after receipt thereof to cure Landlord’s default, or if the default cannot be cured within thirty (30) days, have failed to commence and to diligently pursue the cure of Landlord’s default which gave rise to such right of termination or abatement.

22.         ASSIGNMENT OR SUBLETTING:

a.           Tenant Assignment. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance and such consent shall not be unreasonably withheld. If Tenant is a corporation, partnership or other legal entity, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord’s rights under this Article as to requiring consent for any subsequent instance. Any purported assignment, subletting, licensing, mortgaging or other transfer of this Lease Agreement or the Premises hereunder by Tenant that does not comply with the provisions of this Article 21 shall be void. Notwithstanding anything herein to the contrary, Tenant may, without the consent of Landlord, assign this Lease Agreement or sublet all or any part of the Premises to an Affiliate of Tenant. As used herein, an “Affiliate” of Tenant shall be deemed to be any entity which either controls, is controlled by or is under common control with Tenant, with “control” meaning the power to direct the management and policies, directly or indirectly, through the ownership of voting capital stock or other ownership interest. In connection with any assignment of this Lease Agreement or subletting of the Premises made or requested by Tenant, Tenant shall pay Landlord (i) a processing fee of $500.00 and (ii) all out-of-pocket costs incurred by Landlord, including reasonable attorneys’ fees. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, including to an Affiliate of Tenant, Tenant shall give written notice to Landlord at least twenty-one (21) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee and the terms of any sublease or assignment documents and shall include copies of financial statements or other relevant financial information of the proposed subtenant or assignee. Any rents and other consideration received by Tenant from an assignment of this Lease Agreement or subletting of the Premises

15

which exceed the rents then payable by Tenant under this Lease Agreement shall be immediately paid by Tenant to Landlord as Additional Rent hereunder. At Landlord’s option following a default by Tenant under this Lease Agreement, any and all payments by the subtenant with respect to the sublease shall be paid directly to Landlord. In any event no assignment or subletting, including to an Affiliate of Tenant, shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord’s option and with the exception of an assignment or subletting to an Affiliate of Tenant, Landlord may terminate this Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement or subletting of all of the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant).

b.           Landlord Assignment. Landlord’s right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, provided the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord’s hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

23.         ATTORNMENT:

In the event of any sale, transfer or assignment of Landlord’s interest in the Property, or the Building in which the Premises are located, or this Lease Agreement, or if the Property comes into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however Tenant’s peaceable possession will not be disturbed so long as Tenant faithfully performs its obligations under this Lease Agreement. Tenant shall execute, on demand, any attornment agreement required by any such party to be executed, containing such provisions as such party may require.

24.         NOVATION IN THE EVENT OF SALE:

In the event of the sale of the Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this Article, Landlord, in the event of a sale of the Premises, shall cause to be included in the agreement of sale and purchase a covenant whereby the purchaser of the Premises assumes and agree to carry out all of the covenants and obligations of Landlord herein.

The Tenant agrees at any time and from time to time upon not less than ten (10) business days prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease Agreement is unmodified and in full force and effect, or as modified and stating the modifications, and the dates to which Base Rent, Additional Rent and other charges have been paid in advance, if any, and such other terms as Landlord shall reasonably require, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee, or assignee of any mortgage of the Premises. In the event that Tenant fails to execute and return such statement within such ten (10) business day period, the requesting party shall be entitled to rely, as against the Tenant, that: (i) this Lease Agreement is in full force and effect, without amendment except as specified by the Landlord, (ii) Tenant has no offsets against rent nor any defenses to Tenant’s performance under this Lease Agreement, (iii) Tenant has no right to any offset or defenses to the payment of rent, and (iv) Tenant has not paid any rental under this Lease Agreement more than one month in advance.

16

25.          SUCCESSORS AND ASSIGNS:

The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

26.          REMOVAL OF FIXTURES:

Notwithstanding anything contained in Article 8, Article 29, or elsewhere in this Lease Agreement, at the termination of the Lease, if Landlord requests, Tenant will promptly remove at the sole cost and expense of Tenant, all fixtures, equipment and alterations made by Tenant simultaneously with vacating the Premises and Tenant will promptly repair all damage and restore said Premises to the condition that existed immediately prior to said fixtures, equipment and alterations having been made, all at the sole cost and expense of Tenant, including the removal of any or all data and voice cabling or other wiring, all at Tenant’s sole cost.

27.          QUIET ENJOYMENT:

Landlord warrants that it has full right to execute and to perform this Lease Agreement and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease Agreement, may peaceably and quietly enjoy the Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease Agreement.

28.          RECORDING:

Tenant shall not record this Lease Agreement without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a Memorandum Lease Agreement for the purposes of recordation. Said Memorandum Lease Agreement shall describe the parties, the Premises and the Term of the Lease Agreement and shall incorporate this Lease Agreement by reference.

29.          OVERDUE PAYMENTS:

All monies due under this Lease Agreement from Tenant to Landlord shall be due on demand, unless otherwise specified and if not paid when due, shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount due, provided, however, Landlord will waive one late payment month service charge per year provided such payment is received by the fifteenth (15th) day of said month. All unpaid or delinquent rents and Tenant obligations of any kind shall accrue interest at the rate of one and one-half (1-1/2%) percentage per month from and after the due date.

30.          SURRENDER:

On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Premises broom-clean in good order, condition and repair, reasonable wear and tear only excepted. On or before the last day of the Term or the sooner termination thereof, Tenant shall at its expense remove all of its furnishings, equipment and other personal property from the Premises, repairing any damage caused thereby, and any property not so removed shall be deemed abandoned. At the election of Landlord, all alterations, additions and fixtures, other than Tenant’s trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord’s property and shall be surrendered with the Premises as a part thereof, or Landlord may require removal of the same at the end of the Term or upon the sooner termination thereof, in which event Tenant shall repair any damage caused thereby. If the Premises are not vacated and surrendered at the end of the Term or sooner termination thereof, Tenant shall indemnify Landlord against any and all loss, cost, damage,

17

liability and expense resulting from delay by Tenant in so vacating and surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay, which indemnity obligation shall survive the expiration or earlier termination of this Lease Agreement. Tenant shall promptly surrender all keys for the Premises to Landlord and shall inform Landlord of any combinations to any locks and/or safes on the Premises.

31.         END OF TERM AND HOLDING OVER:

Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, vacate and surrender immediate possession of the Premises to Landlord. If Tenant fails to vacate and surrender possession of the Premises, the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes the creation of a month-to-month tenancy. If Landlord does not give said notice, Tenant’s holdover shall create a tenancy at sufferance. In any event, the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Base Rent and Additional Rent shall be 150% the Base Rent and Additional Rent Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to expiration (in the case of tenancy at sufferance such Base Rent and Additional Rent shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to regain possession of the Premises. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof. If Tenant determines to extend or renew the Term of this Lease, whether by new lease agreement or amendment to this Lease Agreement, Landlord shall have no obligation to pay commissions or fees of any kind to any brokers that Tenant may engage regarding such new lease term. Tenant hereby acknowledges that any claims for brokerage commissions or fees in connection with a new term of this Lease Agreement shall be paid in full by Tenant.

32.         CONSENTS BY LANDLORD:

Whenever provision is made under this Lease Agreement for Tenant securing the consent or approval by Landlord, such consent or approval shall only be in writing.

33.         NOTICES:

Any notice required or permitted under this Lease Agreement shall be in writing and deemed sufficiently given or secured if sent by registered or certified return receipt mail or registered overnight courier service to Tenant at the address of the Premises provided in Definitions on Page 1 of this Lease Agreement and to Landlord at the address as provided in Article 4 of this Lease Agreement, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent or rent to be paid.

34.         RULES AND REGULATIONS:

Tenant shall observe and comply with the rules and regulations set forth on Exhibit C or as Landlord may reasonably promulgate from time to time, for the safety, care and cleanliness of the Premises, Building, Common Areas and Property.

35.         INTENT OF PARTIES:

Except as otherwise provided herein, Tenant covenants and agrees that if it shall at any time fail to pay any costs or expenses, or fail to take out, pay for, maintain or deliver any of the insurance policies, or fail to make any other payment or perform any other act on its part to be made or performed as required in this Lease Agreement, then Landlord may, but shall not be obligated to, and without notice to or demand upon Tenant and without waiving or

18

releasing Tenant from any obligations of Tenant contained in this Lease Agreement, pay any such cost or expense, effect any such insurance coverage and pay premiums therefore, and may make any other payment or perform any other act on the part of Tenant to be made and performed as provided in this Lease Agreement, in such manner and to such extent as Landlord may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the rate of twelve percent (12%) per annum from the date of making of such expenditure by Landlord, shall be deemed Additional Rent hereunder, and shall be payable to Landlord on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent or Additional rent due under this Lease Agreement.

36.         GENERAL:

a.           The Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of landlord and tenant.

b.           No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease Agreement shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the Premises. All preliminary negotiations are merged into and incorporated in this Lease Agreement. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease Agreement.

c.           This Lease Agreement and the exhibits, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Premises and there are no other agreements, either oral or written, between them other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease Agreement shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease Agreement is executed. If Tenant is a legal entity, each individual executing this Lease Agreement on behalf of said entity represents and warrants that s/he is duly authorized to execute and deliver this Lease Agreement on behalf of said entity in accordance with a duly adopted resolution of the governing body of said entity or in accordance with the organizational documents of said entity, and that this Lease Agreement is binding upon said entity in accordance with its terms.

d.           If any agreement, covenant or condition of this Lease Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law.

e.           The obligations of Landlord under this Lease Agreement do not constitute the personal obligations of the individual partners, members, trustees, shareholders, directors or officers of Landlord or its constituent members or partners. If Landlord shall fail to perform any covenant, term or condition of this Lease Agreement required of Landlord, Tenant shall be required to deliver to Landlord written notice of the same. If, as

19

a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of rent or other income from the Property receivable by Landlord, or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Property, and no action for any deficiency may be sought or obtained by Tenant.

f.            Tenant represents to Landlord, and Landlord represents to Tenant, that the representing party is not (and such party is not engaged in this transaction on behalf of) a person or entity with which either party is prohibited from doing business pursuant to any law, regulation or executive order pertaining to national security (“Anti-Terrorism Laws”) and; such party has not violated and, to the best of such party’s knowledge it is not under investigation for, the violation of any Anti-Terrorism Laws pertaining to money laundering. “Anti-Terrorism Laws”, as referenced above, shall specifically include, but shall not be limited to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (aka, the USA Patriot Act); Executive Order 13224; the Bank Secrecy Act, 31 U.S.C. Section 5311 et. Seq.; the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. Seq.; the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. Seq.; sanctions and regulations promulgated pursuant thereto by the Office of Foreign Assets Control (“OFAC”), as well as laws related to the prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

37.         ENVIRONMENTAL:

a.           Tenant will not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used on the Property (as defined below) in a manner or for a purpose prohibited by or which could result in liability under any Hazardous Materials Law (as defined below). Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property required for Tenant’s use of the Property and its operations therein and will notify Landlord in writing in advance of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of office cleaning or other office supplies as are customarily used in the ordinary course of a general office use). On or before the expiration or earlier termination of this Lease Agreement, Tenant will, at its sole cost and expense, cause all Hazardous Materials in, on, under or about the Property as a result of or in any way related to Tenant’s use of the Property or its operations therein, whether prior to or following the commencement date of this Lease Agreement, to be removed from the Property in accordance and in compliance with all Hazardous Materials Laws. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims (as defined below) relating to or in any way connected with the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene or otherwise appropriately assert and protect Landlord’s interest in the Property.

b.           Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property and resulting from or in any way relating to Tenant’s use of the Property or its operations therein immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also provide Landlord, as promptly as possible and in any event within ten (10) business days after Tenant first receives or sends the same, with copies of all Claims, reports,

20

complaints, notices, warnings or asserted violations relating in any way to the Property. Upon Landlord’s written request, Tenant will promptly deliver to Landlord notices of manifests reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Property. All such manifests will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord.

c.           Subject to the provisions of Article 12 above, including but not limited to the notice and confidentiality provisions, Landlord shall have the right, from time to time, by itself or by its agent, to enter upon the Property for purposes of inspecting the compliance thereof, and the operations conducted thereon, with Hazardous Materials Laws, and to take such samples or perform such intrusive testing, or “Phase II” investigation, as Landlord may, in its discretion, determine; provided that any such entry, or such intrusive testing, shall not unreasonably interfere with the business operations of Tenant on the Property. Tenant shall afford Landlord, or its agent, reasonable access to inspect Tenant’s books and records evidencing compliance with Hazardous Materials Laws, including, but not limited to, access to appropriate licenses and permits, as well as manifests or other records relative to the handling, treatment, storage, shipment, or disposal of Hazardous Materials, as required under applicable Hazardous Materials Laws. The costs incurred in exercising Landlord’s rights under this Article 37 C shall be paid by Landlord unless such entry and/or testing by Landlord reveals either a violation of Hazardous Materials Laws or the presence of Hazardous Materials requiring remediation, in either which case and in addition to being responsible for all of the costs of remedying such violation and/or remediating such Hazardous Materials, Tenant shall reimburse Landlord for the costs incurred by Landlord under this Article 37 C within thirty (30) days following Tenant’s receipt of an invoice therefore.

d.           Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Property or its operations therein are Tenant’s sole responsibility, regardless whether such Hazardous Materials Laws permit or require Landlord to report or warn.

e.           With respect to all Hazardous Materials generated, used or otherwise located on the Property, whether prior to or following the commencement date of this Lease Agreement, as a result of or in any way related to Tenant’s use of the Property or its operations therein, the following specific rules shall govern:

(i)          Tenant shall at all times be in full compliance with all Hazardous Materials Laws. Tenant shall advise Landlord prior to the generation or handling of Hazardous Materials (other than small quantities of office cleaning or other office supplies as are customarily used in the ordinary course of a general office use). Upon request by Landlord, Tenant shall deliver to Landlord copies of all contracts, programs, management plans or certifications regarding the generation, storage, removal or disposal of Hazardous Materials which are required in order for Tenant to be in compliance with the Hazardous Materials Laws.

(ii)         All Hazardous Materials located upon the Property shall be transported therefrom, and appropriately disposed of directly by Tenant pursuant to Hazardous Materials removal contracts executed by Tenant and in compliance with all Hazardous Materials Laws.

(iii)        Tenant shall, immediately upon receipt provide Landlord with copies of, and shall comply with, all Environmental Requirements.

(iv)        In no event shall any Hazardous Materials be stored, handled or disposed of on the Property other than in strict compliance herewith.

f.            Tenant will indemnity, defend (with counsel reasonably acceptable to Landlord), protect and hold

21

harmless the Landlord Parties (as defined below) from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant’s use of the Property or its operations therein, whether prior to or following the commencement date of this Lease Agreement. Tenant’s obligations under this Article 37 F include, without limitation and whether foreseeable or unforeseeable, the costs of (a) any required or necessary repair, clean-up, detoxification or decontamination of the Property, and (b) implementing any closure, remediation or other required action in connection therewith as stated above.

g.           Landlord warrants and covenants that to the best of its knowledge there is no contamination of the Premises, the Building or the Property caused by Hazardous Substances. Landlord hereby agrees to defend, indemnify and hold harmless Tenant and its officers, directors, shareholders, partners and principals from and against any claims arising as of the result of any past or present existence, use, handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances in, on or under the Premises, the Building or the Property, and any release of Hazardous Substances at or from the Building or the Property. Landlord’s obligations under this Section shall survive the expiration or earlier termination of the Term of this Lease and the Sale of the Premises, the Building or the Property by the Landlord. The foregoing indemnifications shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

The terms of this section relating to Tenant shall not apply to conditions pre-existing, caused by another tenant of Property, or otherwise not related to or caused by Tenant.

h.           As used herein, the following terms shall have the following meanings:

(i)          “Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “pollutants,” ’‘contaminants,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date, including, without limiting the generality of the foregoing, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601, et seq., and the Minnesota Environmental Response and Liability Act, Minn. Stat. Chapter 115B, as any of the same may be interpreted by government offices and agencies.

(ii)         “Property” means the Premises and the Building (expressly including the all Common Areas) together.

(iii)        “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now or hereafter existing that control, classify, regulate, list or define Hazardous Materials, or the generation, storage, transportation, treatment or disposal of Hazardous Materials.

(iv)        “Landlord Parties” means Landlord and its property manager and their respective officers, governors, members, managers and employees.

(v)         “Claims” means all claims, actions, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees.

22

(vi)        “Environmental Requirements” means all permits, inspection reports, monitoring reports, licenses, orders, demands, compliance requests, edicts or other documentation filed, served, delivered or transmitted either with, to or from the Minnesota Pollution Control Agency, Minnesota Department of Health or the Environmental Protection Agency or any other governmental body, including Hazardous Materials Laws.

i.            The obligations of Tenant under this Article 37 shall survive the expiration or earlier termination of this Lease Agreement.

38.           CAPTIONS:

The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease Agreement nor the intent or any provision thereof.

39.           ATTACHMENTS:

Attached hereto and made a part hereof is an Addendum containing Article 42 through Article 53 inclusive and Exhibits A through Exhibit G, inclusive, which Exhibits are as follows:

Exhibit	Description
Exhibit A	Legal Description
Exhibit B	Premises
Exhibit C	Building Rules and Regulations
Exhibit D	Building Standard Tenant Lease Finish and Tenant Improvements
Exhibit E	Sign Criteria
Exhibit F	Ratification Agreement
Exhibit G	Letter of Credit

40.          SUBMISSION:

Submission of this Lease Agreement by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Lease Agreement unless and until this Lease Agreement is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease Agreement to Landlord shall constitute an offer by Tenant of the terms, covenants and conditions contained in this Lease Agreement, which offer may not be revoked for a period of thirty (30) days after such delivery.

41.          REPRESENTATION:

Each of the parties represents and warrants that except only as may be provided in Article 44 of the Addendum, there are no claims for brokerage commissions or finder’s fees (collectively “Leasing Commissions”) in connection with this Lease Agreement, and agrees to indemnify the other party against, and hold it harmless from all liabilities arising from any claim for Leasing Commissions asserted by a broker, agent or other person or entity claiming through the indemnifying party, including without limitation, reasonable attorneys’ fees incurred in connection therewith.

23

IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written.

Landlord:		West Glen Development, LLC
A Minnesota limited liability company

Date:	3/25/14	By:	/s/ Bradley L. Moen
Bradley L. Moen, Governor

Date:	3/11/14	By:	/s/ Michael J. Leuer
Michael J. Leuer, Governor

Tenant:		Celcuity, LLC
A Minnesota limited liability company

Date:	3/11/14	By:	/s/ Brian F. Sullivan
		Name:	Brian Sullivan
		Its:	CEO

24

LEASE ADDENDUM

This Lease Addendum, dated this 11 day of March, 2014 by and West Glen Development, LLC, a Minnesota limited liability company (“Landlord”), and Celcuity, LLC, a Minnesota limited liability company(“Tenant”), is attached to and made a part of that certain Commercial Lease of even date hereof (the “Lease Agreement”). The Lease Agreement as modified by this Lease Addendum is hereinafter referred to as the Lease. Except to the extent otherwise defined below, all capitalized terms used in this Lease Addendum shall be as defined in the Lease Agreement.

Any provision of the Lease Agreement to the contrary notwithstanding, Landlord and Tenant mutually agree as follows:

42.         Base Rental:

Months	Price Per Square Foot	Monthly
May 1, 2014 to May 31, 2014	$0	$0
June 1, 2014 to April 30, 2015	$10.03	$4,027.05
May 1, 2015 to April 30, 2016	$10.28	$4,127.42
May 1, 2016 to April 30, 2017	$10.53	$4,227.80
May 1, 2017 to May 31,2017	$10.80	$4,336.20

43.           Amounts Due Upon Lease Execution: In addition to the Security and Damage Deposit described in Article 10 of the Lease Agreement in the amount of $5,717.36, upon execution of the Lease Agreement, Tenant shall submit to Landlord a check in amount representing the second month’s Base Rent of $4,027.05 for a total of $9,744.41.

44.         Brokerage: Jon Yanta and Brent Masica, agents or brokers with Cushman & Wakefield/Northmarq, are representing Landlord, and that Jeff Wenngatz, agent or broker with CRESA, is representing Tenant in this transaction. Landlord shall be responsible for all commissions associated with this transaction.

45.         Construction: Preliminary plans prepared by Landlord for permanent improvements to the Premises are attached hereto as Exhibit D and by this reference incorporated herein. Exhibit D has been approved by each of Landlord and Tenant. The parties acknowledge that Exhibit D will modify the Premises to accommodate Tenant’s intended use. Upon any required approval of Exhibit D by the City and the issuance of a building permit by the City, Landlord shall be responsible for constructing the improvements as shown on Exhibit D (hereafter called “Tenant Improvements”) for and on behalf of Tenant. Landlord and Tenant have agreed that the costs of such Tenant Improvements shall be paid by Landlord. Any improvements to the Premises, other than as shown on Exhibit D, and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement. If the Tenant Improvements cannot be substantially completed prior to the Commencement Date, then the provisions of Article 9 shall apply. As used in this Lease Agreement, “substantial completion” of the Tenant Improvements or their being “substantially completed” means (i) Landlord has completed construction of the Tenant Improvements in accordance with Exhibit D to such an extent that Tenant may occupy the Premises for the purpose of conducting its business operations therein, subject to completion by Landlord of normal punch list items (hereafter called the “Punch List Items”) and (ii) any required certificate of occupancy/completion or its local equivalent has been issued by the City for the Premises so as to permit the use and occupancy of the Premises by Tenant.

46.         Additional Tenant Improvements. In addition to the Tenant Improvements defined in Article 45, Landlord agrees to provide, at Landlord’s cost and expense, the following, under the same terms and conditions as provided in Article 45:

25

a.	Two (2) electrical receptacles per office/conference room
b.	Twenty (20) electrical receptacles in the lab area and five (5) electrical receptacles in the office area for work stations
c.	Tenant will supply two (2) lab sinks and Landlord shall install and providing plumbing to said sinks
d.	Epoxy floor coating with a urethane top coat and 4” vinyl base in lab area
e.	Clean and paint restrooms
f.	VCT flooring in break room
g.	Carpet and paint in the office area
h.	Parabolic T-8 lights in office
i.	9 lineal feet of base cabinets with PLAM top in break room, including sink

Further, Tenant agrees that all costs associated with a clean room, venting, zoned HVAC in lab and HEPA filters (together referred to as the “Additional Work”) will be at Tenant’s sole cost and expense and pursuant to all of the terms and conditions of this Lease. Prior to commencing construction of Additional Work, Landlord shall submit to Tenant a written estimate of the total costs thereof, which include a construction management fee payable to Landlord’s construction manager for profit and overhead in the total amount of ten percent (10%) (hereafter called the “Estimate”). Tenant shall deposit the amount of the Estimate with Landlord within ten (10) business days of Tenant’s receipt of the Estimate (hereafter called the “Deposit”). Landlord will not commence construction of the Additional Work until any required Deposit is made by Tenant. No interest shall accrue on the Deposit and Landlord shall use such Deposit to pay for the costs of the Additional Work as and when payable. Following substantial completion of the Additional Work, if the actual costs of the Additional Work exceed the total of the Deposit, Tenant shall pay Landlord the excess amount within fifteen (15) days following Tenant’s receipt from Landlord of a written statement of such actual costs. Conversely, in the event a Deposit has been made by Tenant and the total of the Deposit exceeds the actual costs, Landlord shall reimburse the excess amount to Tenant (not to exceed, however, the amount of the Deposit) within fifteen (15) days following Tenant’s receipt from Landlord of a written statement of such actual costs.

47.         Early Move-In. Except as otherwise provided, Landlord shall deliver possession of the Premises with the tenant improvements thereto substantially completed on or before the Commencement Date, but delivery of possession prior to the Commencement Date shall not affect the Expiration Date of this Lease Agreement. Failure of Landlord to deliver possession of the Premises by the Commencement Date due to any cause beyond the reasonable control of Landlord, including, without limitation, a holding over by a prior tenant, labor or material shortages, strikes, casualty loss, acts of God or failure by the City to timely approve the an plans or issue a building permit (any of the foregoing being hereafter referred to as an “Excused Delay”), shall automatically postpone the Commencement Date and shall extend the Expiration Date of this Lease Agreement accordingly. The rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rentals shall commence as of the date that Tenant enters into such occupancy of the Premises; provided, however, the Tenant may enter the Premises rent-free during the Move-in Period (as defined below) only for the purposes described below. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant’s failure to timely deliver any plans to Landlord or make any required deposit, changes in or additions to plans or tenant improvements made at the request of Tenant, Tenant’s failure to timely deliver any required Security Deposit or any other delay caused by Tenant or any of its contractors, agents or employees, or by Tenant’s failure to pay for the costs of tenant improvements in excess of any tenant improvement allowance and any deposit (any of the foregoing being hereafter referred to as a “Tenant Delay”), then in such case the commencement of Tenant’s obligation to pay rentals shall be accelerated by the number of days of such Tenant Delay. Notwithstanding anything herein to the contrary, so long as Tenant does not interfere with the completion of any tenant improvements and Tenant coordinates its entry into the

26

Premises with the scheduled adopted by Landlord’s construction manager for the completion of tenant improvements, Tenant may enter the Premises, rent-free but otherwise subject to all of the terms and conditions of this Lease Agreement, up to two (2) week(s) prior to the Commencement Date of this Lease Agreement (herein the “Move-in Period”) for the limited purpose of installing its wiring and moving its workstations, furnishings, equipment and other personal property into the Premises. During the Move-in Period and at any other time prior to the Commencement Date, Landlord shall have no responsibility or liability for loss or damage to trade fixtures or equipment installed or left on the Premises. By occupying the Premises as a tenant, or to install trade fixtures or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except for any punch list items for which Tenant has given Landlord a written list within thirty (30) days of Tenant’s first occupancy of the Premises. Should the Commencement Date of this Lease Agreement occur for any reason on a day other than the first day of the calendar month, then in that event solely for the purposes of determining the Expiration Date of the Term of this Lease Agreement, the Term shall be deemed to have commenced on the first (1st) day of the calendar month immediately following. Promptly following Tenant’s occupancy of the Premises, Landlord and Tenant shall execute a Ratification Agreement in the form attached hereto as Exhibit F which shall set forth the final commencement and expiration dates of the Term, shall acknowledge the Base Rent, the rentable square footage of the Premises, delivery of the Premises in the condition required by this Lease Agreement and shall include such other matters as Landlord may reasonably request.

48.         Option to Extend Term.

A.           Subject to the provisions of Article 48B below and provided this Lease Agreement or Tenant’s right of possession hereunder has not been earlier terminated, Tenant shall have the right to extend the Term of the Lease Agreement as to all, but not less than all, of the Premises then being leased hereunder, for one period of three (3) years beginning immediately following the end of the initial Term (the “Extended Term”) subject to the following terms and conditions:

(i) Tenant shall give written notice to Landlord of the exercise of Tenant’s right to extend the Term of this Lease Agreement no later than nine (9) months prior to the commencement of the Extended Term, time being of the essence (the “Renewal Notice”). If no such Renewal Notice is timely given, this Lease Agreement shall terminate as of the end of the initial Term;

(ii) Tenant shall not be in default under this Lease Agreement beyond the passage of any applicable period of cure, grace or notice at the time of giving the Renewal Notice or at any time thereafter to and including the commencement of the Extended Term; and

(iii) The extension of the Term hereunder for the Extended Term shall be on the same terms and conditions as are applicable to the initial Term;

provided, however, (i) Tenant shall have no further right to extend the Term of this Lease Agreement, (ii) Articles 46 and 47 shall not apply to the Extended Term and (iii) the Base Rent payable by Tenant to Landlord in monthly installments during the Extended Term shall be the Market Rent (as defined in Article 49 below) as reasonably determined by Landlord. Within ten (10) days following receipt of Tenant’s Renewal Notice, but no earlier than nine (9) months prior to the commencement of the Extended Term, Landlord shall notify Tenant of Landlord’s determination of the Market Rent for the Extended Term (“Landlord’s Market Rent Determination”). If Tenant disagrees with Landlord’s Market Rent Determination for the Extended Term, the parties shall negotiate in good faith for a period of thirty (30) days following receipt by Tenant of Landlord’s Market Rent Determination as to the Base Rent payable during the Extended Term. If the parties are unable to agree in writing on the Base Rent payable during the Extended Term within said thirty (30) day period, Tenant shall have the right to rescind the giving of

27

the Renewal Notice by giving written notice of rescission to Landlord no later than five (5) days following the end of said twenty (20) day period, time being of the essence (the “Rescission Notice”), in which event the giving of the Renewal Notice shall be deemed rescinded and this Lease Agreement shall expire as of the end of the initial Term. In the event such Rescission Notice is not timely given, the Renewal Notice shall remain in full force and effect and the Base Rent payable during the Extended Term shall be as set forth in Landlord’s Market Rent Determination.

B.           It is acknowledged and agreed by the parties that the right of Tenant (hereafter the “Original Tenant”) to extend the Term of this Lease Agreement under Article 48 A above is personal to Original Tenant. and should said Original Tenant either assign this Lease Agreement or sublet all or any part of the Premises to any person or entity other than to an Affiliate of said Original Tenant, Article 48 A above shall automatically become null and void and of no further force or effect.

49.          Market Rent. For purposes of Article 48 above, “Market Rent” shall be the annual net rental rate per square foot of rentable area which a tenant renewing its lease would agree to pay, and a landlord would agree to accept, as of the date in question, for the term in question, for the space in question in its then existing condition, assuming reasonably prudent persons, each being fully knowledgeable in all the facts, and each being willing to deal but neither being under any compulsion to deal, and assuming a lease containing all of the terms, covenants and conditions of this Lease Agreement. Such Market Rent shall be based on prevailing rental rates being charged to tenants in comparable buildings in the Minneapolis/St. Paul area, including the Building. Market Rent shall be determined giving due consideration to whether or not improvement allowances, Leasing Commissions or other lease concessions (collectively, the “Lease Concessions”) are then customarily being offered in connection with the renewal of existing leases, it being the intention of the parties that Landlord shall provide Lease Concessions that are consistent with and determined contemporaneously with the determination of Market Rent.

50.          Right of First Offer. In the event any contiguous space adjacent to the Premises (the “Adjacent Space”) becomes available to Landlord to lease, Landlord agrees to give written notice thereof to Tenant (“Landlord’s Offer Notice”):

(i)          Tenant shall give written notice to Landlord of its agreement to lease the Adjacent Bay within five (5) business days after receipt of Landlord’s Offer Notice (the “Acceptance Notice”). If no such Renewal Notice is timely given, this Right of First Offer shall terminate; and

(ii)         Tenant shall not be in default under this Lease Agreement beyond the passage of any applicable period of cure, grace or notice at the time of giving the Acceptance Notice; and

provided, however, (i) Tenant shall have no further right of first offer on any adjacent space in the Building, (ii) Base Rent shall be at Market Rent (as defined in Article 49 above) and (iii) the Additional Rent payable by Tenant to Landlord shall be adjusted to reflect the increased proportionate share of Tenant’s Premises in the Building.

It is acknowledged and agreed by the parties that the right of Tenant (hereafter the “Original Tenant”) to lease the Adjacent Space under this Article 50 is personal to Original Tenant. and should said Original Tenant either assign this Lease or sublet all or any part of the Premises to any person or entity other than to an affiliate of said Original Tenant, this Article 50 shall automatically become null and void and of no further force or effect.

28

51.          Letter of Credit.

Simultaneously with Tenant’s execution and delivery of this Lease Agreement, Tenant at its sole cost and expense shall deliver to Landlord, from a commercially recognized financial institution (the “Financial Institution”) in the Twin Cities metropolitan area approved by Landlord, an irrevocable, unconditional standby letter of credit in the amount of Fifty Thousand and no/100 Dollars ($50,000.00), in substantially the form as set forth in Exhibit G attached hereto and incorporated herein by reference, with any revisions thereof to be approved, in advance, by Landlord (such letter of credit, together with any other renewal or replacement letters of credit delivered or to be delivered by Tenant hereunder shall be referred to herein collectively as the “Letter of Credit”). Subject to the provisions hereinafter provided with respect to periodic reductions in the amount of the Letter of Credit under specified terms and conditions, the Letter of Credit shall be maintained until sixty (60) days following the expiration of the Term of this Lease Agreement. Tenant may periodically renew the Letter of Credit to assure that it is maintained throughout the entirety of said period; provided, any expiring Letter of Credit must be extended, renewed and/or replaced with a substitute Letter of Credit at least thirty (30) days prior to the stated expiration date of such Letter of Credit.

Anything herein to the contrary notwithstanding, in the event at any time during the Term of this Lease Agreement the issuing Financial Institution for a Letter of Credit delivered by Tenant under this Article either (i) has its rating downgraded by Bankrate’s Safe & Sound Rating System or comparable private rating system for financial institutions or (ii) is liquidated, dissolved or has a receiver appointed for it by the federal or state regulatory authorities, then in such case Landlord may at any time thereafter require that the Tenant replace the Letter of Credit issued by such Financial Institution with a Letter of Credit issued by a replacement Financial Institution approved by Landlord. In the event such a replacement Letter of Credit is not delivered to Landlord within twenty (20) days following Landlord’s written demand, then in such case and notwithstanding anything in Article 17 of this Lease Agreement to the contrary, an incurable default by Tenant shall have occurred under this Lease Agreement not requiring further written notice by Landlord and Landlord may, at its option, draw upon the Letter of Credit for the full amount of the Letter of Credit.

Landlord may draw on the Letter of Credit as follows:

A.            Notwithstanding any provision to the contrary contained within this Lease Agreement, in the event of a default by Tenant beyond the passage of any applicable period of cure, grace or notice, in the payment of rent (whether denominated Base, Additional or otherwise) or any other default by Tenant beyond the passage of any applicable period of cure, grace or notice, under the terms of this Lease Agreement, then in such case Landlord may, at its option, draw upon the Letter of Credit for the amount necessary to cure such default and apply the proceeds to such cure. Tenant shall, within five (5) days following the date of such draw on the Letter of Credit by Landlord, deliver to Landlord a replacement Letter of Credit for the full amount of the Letter of Credit Landlord was holding prior to such draw. If Tenant shall fail to deliver such replacement Letter of Credit to Landlord within said five (5) day period, then in such case and notwithstanding anything in Article 17 of this Lease Agreement to the contrary, an incurable default by Tenant shall have occurred under this Lease Agreement not requiring written notice by Landlord and Landlord may, at its option, draw upon the Letter of Credit for the full remaining amount of the Letter of Credit.

B.             In the event of the failure by Tenant to extend, renew and/or replace an expiring Letter of Credit with a substitute Letter of Credit at least thirty (30) days prior to the stated expiration date of such Letter of Credit, then in such case and notwithstanding anything in Article 17 of this Lease Agreement to the contrary, an incurable default by Tenant shall have occurred under this Lease Agreement not requiring written notice

29

by Landlord and Landlord may, at its option, draw upon the Letter of Credit for the full amount of the Letter of Credit.

In the event Landlord shall draw upon the full amount (or in the case of subpart A above, the full remaining amount) of the Letter of Credit pursuant to the foregoing provisions of this Article, Landlord may, in addition to applying such proceeds to such other amounts as are payable to Landlord under Article 17 of this Lease Agreement following a default by Tenant, apply the proceeds of such Letter of Credit to Landlord’s Unamortized Transaction Costs, which Unamortized Transaction Costs shall, without further act or notice by Landlord, automatically become due and payable in full. For purposes of this Article, the “Unamortized Transaction Costs” shall mean the then unamortized amount of the Transaction Costs assuming that the total amount of such Transaction Costs together with interest thereon at the rate of twelve percent (12%) per annum is being amortized in equal monthly installments over the initial Term of this Lease Agreement. As used in this Article, the “Transaction Costs” shall mean any and all of the following: (i) any Tenant Improvement Allowance furnished by Landlord pursuant to Exhibit D of this Lease Agreement, (ii) any Leasing Commissions paid by Landlord to Landlord’s broker and/or Tenant’s broker pursuant to Article 41 of this Lease Agreement, and (iii) any free or abated Base Rental under Article 42 of this Lease Agreement and/or free or abated Additional Rental under Article 3 of this Lease Agreement for Real Estate Taxes and Operating Expenses.

Tenant understands that its potential liability under this Lease Agreement is not limited to the amount of the Letter of Credit. Application of the proceeds of the Letter of Credit from time to time by Landlord shall not constitute a waiver, but is in addition to all other remedies available to Landlord under this Lease Agreement and under law.

52.          HVAC Repair and Replacement. Tenant’s obligations as set forth in Article 6 of the Lease with respect to the maintenance, repair and replacement, if necessary, of heating and air conditioning fixtures, equipment, and systems, are modified as follows: If the HVAC equipment requires replacement during the Term of the Lease, Landlord shall pay for the cost of such replacement. Tenant shall reimburse Landlord for said replacement costs based on the following formula in equal monthly payments:

Number of months remaining in Lease Term	x	Replacement Cost
One Hundred Forty-Four Months

53.          Tenant Visitor Log Requirement. Landlord agrees that upon any entry to the Premises, by Landlord, its representatives, and any visitors provided access to the Premises by the Landlord, all individuals must provide the following information: printed full name, time and date of entry and departure, place of employment, purpose of entry, and signature. Tenant shall make a visitor log book available in the reception area of the Premises for the purpose of recording such information.

30

Landlord:		West Glen Development, LLC
A Minnesota limited liability company

Date:	3/25/14	By:	/s/ Bradley L. Moen
Bradley L. Moen, Vice President

Date:	3/11/14	By:	/s/ Michael J. Leuer
Michael J. Leuer, Governor

Tenant:		Celcuity, LLC
A Minnesota limited liability company

Date:	3/11/14	By:	/s/ Brian F. Sullivan
		Name:	Brian Sullivan
		Its:	CEO

31

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 1, Block 1, West Glen Corporate Center, Hennepin County, Minnesota

32

EXHIBIT B
PREMISES

33

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.          Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from any exterior or interior common area of the “Complex” or from the exterior of the Property, shall be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Landlord’s approval that may be withheld in Landlord’s sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. The term “Complex” shall be defined to mean all real property on which the eight buildings, driveways, parking areas, landscaped areas and related common areas, commonly referred to as “West Glen Development I,” is located in the City of Plymouth, Minnesota.

2.          Tenant, its employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Complex which are used in common with other tenants and their employees, customers, guests and invitees, and which are not a part of the property of Tenant. Tenant shall not place objects against glass partitions or doors or windows that would be unsightly from the Complex corridors or from the exterior of the Complex and will promptly remove any such objects upon notice from Landlord.

3.          Tenant shall not make excessive noises, cause disturbances or vibrations, use or operate any electrical or mechanical devices that emit excessive sound or other waves, disturbances or create obnoxious odors, nor operate any device/equipment for radio/television broadcasting or reception from or within the Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside the Property or on the Complex.

4.          Tenant shall not waste electricity, water or vestibule heat furnished by Landlord, if any, and shall cooperate fully with Landlord to ensure the most effective operation of the Complex’s heating and air conditioning systems.

5.          Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Property closed and secured at all times.

6.          In no event shall Tenant bring into the Complex flammables, such as gasoline, kerosene, naphtha, benzene, explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Complex shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this Lease. Any permitted items must be stored in a fireproof cabinet.

7.          Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Property which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

8.          Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Complex or its desirability as a building complex for office/warehouse use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

34

9.          The Property shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

10.         Unless expressly permitted by Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Landlord shall be made for any door. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys of the Property and shall explain to Landlord all combination locks on safes, cabinets and vaults.

11.         Any carpeting cemented down shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by removal to Tenant.

12.         The restrooms, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be disposed of therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant who, or whose employees, agents, visitors or licensees have caused same. No person shall waste water by interfering or tampering with the faucets or otherwise.

13.         Tenant shall not overload any utilities serving the Property.

14.         No dog or other animal shall be allowed in the Building or within/on the Business Park’s grounds.

15.         All loading/unloading, receiving/delivery of goods/supplies or disposal of garbage/refuse shall be made only through entryways provided for such purposes. Tenant shall be responsible for any damage to the Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Property, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

16.         All safes, equipment or other heavy articles shall only be used by Tenant in a manner which will not interfere with or cause damage to the Property or the Complex in which they are located, or to the other tenants or occupants of said Complex. Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Property, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

17.         Canvassing, soliciting, and peddling in or about the Complex is prohibited and each Tenant shall cooperate to prevent the same.

18.         Wherever in these Building Rules and Regulations the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, employees, agents, clerks, invitees, and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, employees, and visitors.

19.         Landlord shall have the right to enter upon the Property at all reasonable hours for the purpose of inspecting the same.

20.         Landlord shall have the right to enter the Property at hours convenient to Tenant for the purpose of exhibiting the same to prospective tenants.

35

21.         Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle that is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight, except for vehicles owned by persons working overnight.

22.         In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Complex and the property therein. Landlord shall in no case be liable for damages resulting from any error or action taken with regard to the admission to or exclusion from the Complex of any person.

23.         All entrance doors to the Property shall be locked when the Property is not in use. All common corridor doors, if any, shall also be closed during times when the heating and air conditioning equipment in the Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

24.         No awning or other projection shall be attached to the outside walls of the Complex. No curtains, blinds, shades or screens visible from the exterior or interior common area of the Complex or visible from the exterior of the Property, shall be attached to, hung in, or used in connection with any window or door of the Property without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in manner approved by Landlord.

25.         Landlord reserves the reasonable right at any time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interest or for the best interest of the tenants of the Complex.

26.         Any trash dumpsters must be kept inside the Premises.

27.         No outside storage of materials is allowed. (This includes trailer storage parked longer than 96 hours.)

28.         To the extent these rules are in conflict with the terms of the Lease, the terms of the Lease shall rule and govern.

29.         Tenant and Tenant’s employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord’s agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

36

37

EXHIBIT D

BUILDING STANDARD FINISHES

BUILDING STANDARD TENANT LEASE FINISH

DEMISING PARTITION OFFICE WALLS, Shall be 5/8” fire rated gypsum wallboard on 6” metal studs to underside of deck with sound attenuation blanket in stud cavity. WAREHOUSE SEPARATION WALL, Shall be 5/8” fire rated gypsum wallboard on 6” metal studs to underside of deck on warehouse and 5/8 gypsum to 12’ A.F.F. on office side of wall, unless required by code to go to deck, with sound attenuation blanket in stud cavity to 12’ A.F.F. TOILET WALL PARTITION: Shall be 5/8” fire rated gypsum wallboard on metal studs to 12’ A.F.F. with sound attenuation blanket in stud cavity. Gypsum wallboard interior face to office and toilet rooms shall be taped, bedded and sanded to accept scheduled wall finish. Gypsum wallboard interior to warehouse shall be fire taped only when required by code.

INTERIOR PARTITIONS: Shall be 5/8” fire rated gypsum wallboard on 3-5/8” metal studs to the underside of suspended ceiling grid at 10’ 0” above finished floor. Gypsum wallboard is taped, bedded and sanded to accept scheduled wall finish. Gypsum wallboard applications to the inside face of the exterior wall, in office areas only, shall extend to 10’ 0” above finish floor, applied to metal furring strips and be taped, bedded and sanded to accept scheduled wall finish.

FLOOR COVERING: Shall be selected from either 30-32 oz. cut pile nylon or 22-26 oz. level loop nylon in building standard colors in office areas. Carpet shall be directly glued down on concrete floor slab. Carpet base shall be 4” carpet base in building standard color. Warehouse area concrete floor slabs have been Spray-cured.

CEILING HEIGHTS/CEILING SUSPENSION SYSTEM AND ACOUSTICAL CEILING TILE: Shall be 24” X 48” lay-in panel in 15/16” exposed white suspended steel grid at 10’ 0” clear height in office area. The warehouse ceiling is exposed structure, Grey decking, and grey- primed bar joist, at 24’ 0” average clear height to bottom of bar joists.

WALL FINISHES: Two coats of scrubbable flat latex wall paint on office walls in building standard paint manufacturers’ colors, including up to 20% deep tone accent colors.

INTERIOR DOORS: Shall be 3’ 0” x 7’ x 1-3/4” solid core red oak veneer doors with light oak stain and painted hollow metal frames with Brushed Chrome finish hardware. Wood frame optional at additional cost. Sidelights are optional at additional cost. One door, door frame and associated hardware will be provided per 300 square feet of office space including the main entrance.

RESTROOMS: Shall consist of two toilet room facilities including all plumbing fixtures to code, exhaust fan and hot water heater. Walls will be painted gypsum board with ceramic tile to 4’ 0“above finish floor on fixture wall only and ceramic base throughout. Ceramic tile floor and base shall be provided in toilet rooms. Toilet room ceiling will be 2’ x 4’ acoustical ceiling tile. Toilet accessories will include a toilet paper holder and metal toilet partitions (when necessary). All toilet rooms will be handicap accessible.

MECHANICAL: Gas-fired roof top heating/air conditioning units for office area, metered to each tenant with controls in tenant space. Sized for 1 ton air conditioning load for 450 square feet of office area. Warehouse space heating shall be sized for the average of 40 BTU per square foot, (assuming the presence of 1 rolling overhead exterior door in warehouse space).

PLUMBING: Toilet room fixtures shall consist of a white porcelain handicap accessible floor mount toilet, a white porcelain lavatory and electric hot water heater sized to service restroom requirements. A handicap

38

accessible drinking fountain will be provided. A commodity wall hung janitor sink will be provided, recessed behind doors when necessary.

FIRE PROTECTION: Wet pipe Class 4 sprinkler system and fire protection controls are installed in building shall as per regulatory codes. One semi-recessed head per 225 square feet in the office area and one head per 130 square feet in the warehouse area will be provided. Head relocation, if required by tenant plan, is done under tenant lease finish cost.

ELECTRICAL SERVICE: Shall consist of 120/208 volt, 3-phase service, amp service complete with distribution panel and circuit breakers for only equipment provided.

ELECTRICAL RECEPTACLES: Shall be duplex receptacles providing two receptacles per office space and one duplex receptacle in warehouse located at panel. One light switch will be provided per 200 square feet of office. Two switches allowed per warehouse space. All receptacle and switch plate covers shall be ivory color.

TELEPHONE: One 4’ x 4’ plywood telephone board for mounting (equipment by others) will be provided. NO phone cable or equipment will be provided or installed by Landlord. Any communication or computer cable must be fire rated for installation in the air plenum ceiling.

LIGHT FIXTURES: Shall be 2’ x 4’ recessed fluorescent light fixtures with acrylic prismatic Fluorescent Fixtures lens, four cool white T-8 lamps, one fixture provided per 80 square feet of office. Twenty-five (25) 30-foot candles of light provided in warehouse. The standard warehouse lighting will be 2 – Metal Halide High bay fixtures per 40’ x 40’ bay ..

DOCK EQUIPMENT: 2 – Dock bumpers will be provided at each dock door. Dock levelers and dock seals are available for an additional cost. If levelers are included in the Tenants lease, the standard dock leveler size provided will be 6’ wide X 8’ long with a 30,000 lb rating. Tenants can upgrade leveler capacity for an additional cost.

IMPROVEMENTS PROVIDED AT LESSEE’S EXPENSE

All improvements constructed to the Premises that are in addition to the tenant improvements listed in the Lease Addendum of this Exhibit shall be approved by Lessor and the cost thereof shall be paid by Lessee.

DESIGN OF TENANT IMPROVEMENTS

Lessee shall retain the services of Lessor’s architect for the purposes of office and warehouse layouts to prepare the necessary drawings including without limitation, Basic Plans and Final Plans (Lessee’s Plans) for construction of Lessee improvements. All Lessee’s Plans shall be subject to approval of Lessor.

39

EXHIBIT E

SIGN CRITERIA

GENERAL:

1.           Tenant shall be required to identify the premises with a sign. All such signs shall be subject to the requirements and limitations as outlined hereafter or as Landlord shall determine to be necessary, in its sole judgment.

2.          Tenant’s signs shall be store identity sign ONLY and shall be placed on the exterior wall in sign area designated by Landlord.

3.          Light sources may be concealed by translucent material. Sign letters or components may be illuminated with lamps contained fully within the depth of the letter. In any event, light sources shall not exceed 100-foot lamberts.

PROHIBITION:	The following types of signs or sign components shall be PROHIBITED:
(a)	Signs employing moving or flashing lights.
(b)	Signs employing exposed ballast boxes or transformers.
(c)	Sign manufacturers’ names, stamps or decals.
(d)	Signs employing painted non-illuminated letters.
(e)	Signs of box or cabinet type on metal fascia.
(f)	Signs employing letters with no returns or exposed fastenings.
(g)	Paper or cardboard signs, stickers or decals hung around, on or behind storefront (including glass doors and/or windows).
(h)	Signs placed at right angles to any front.
(i)	Signs purporting to identify leased departments or concessionaires or contained within the premises.

PROCEDURE: Tenant shall submit two (2) drawings of its proposed signage to the Landlord for approval prior to installation of any signage. Tenant must receive Landlord’s written approval prior to installation of its signage. Signs must meet approval of the City of Plymouth, Minnesota, regarding West Glen Development. Sign contractor must obtain a building permit.

FASCIA SIGNS:

(a) Signs shall be composed of individual lit letters and shall be no more than 30 inches in height.

(b) Signs shall be internally illuminated. Lighting fixtures attached to the building to illuminate an unlit sign are prohibited.

(c) Signs may have one line of copy above another line but the total height shall not exceed the designated sign area.

(d) The color of the interior shell and/or the lens of individually lit letters and the color of the light source or the returns for the individually lit letters shall be subject to Landlord’s written approval.

(e) A sign shall not cover more than eighty percent (80%) of the linear distances of the storefront to which it is attached. However, all signs shall be set in at least eighteen inches (18”) from the borders of the Tenant’s lease area. Signs shall be placed to optimally identify the Tenant’s entry. Proposed placement shall be subject to Landlord’s written approval.

(f) Logos may be used in the allocated sign but are subject to the size limitation. There shall be no more than one (1) logo per tenant frontage.

(g) Upon termination of the lease agreement, by lapse of time or otherwise, Tenant shall remove and dispose of its signage at its sole cost and expense.

INTERIOR SIGNS: Neon window signs shall be acceptable on the inside of display windows ONLY. Interior signs shall be subject to Landlord’s written approval as to size, style and color. Interior signs must also be approved by the City of Plymouth.

40

EXHIBIT F

RATIFICATION AGREEMENT
(Office/Service Lease)

WHEREAS, West Glen Development, LLC, a Minnesota limited liability company (“Landlord”), and Celcuity, LLC, a Minnesota limited liability company (“Tenant”), entered into a lease agreement dated the _____ day of______________, 2014 (the “Lease Agreement”) with respect to Suite 450 of the Building at 16305-36th Avenue, North, Plymouth, Minnesota. Unless otherwise indicated, the terms defined in the Lease Agreement shall have the same meanings when used herein; and

WHEREAS, pursuant to Article 9 of the Lease Agreement, the parties agreed to ratify in writing the following terms of the Lease Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree that:

1.           The Term of the Lease Agreement commenced on___________ ____, 20__ and will terminate on _____________ ____, 20___unless sooner terminated in accordance with the provisions of the Lease Agreement.

2.          The monthly installments of Base Rent payable for the Premises during the Term are as follows:

Period of Term	Rate Per SF	Monthly Base Rent	Annual Base Rent

3.           The Premises contain___________square feet, consisting of___________square feet of office space, ____square feet of warehouse, service or storage space, and __ square feet of shared mechanical space.

4.           Tenant acknowledges and agrees that the Premises have been delivered to Tenant by Landlord in the condition required by the Lease Agreement and Tenant has accepted possession of the Premises.

                              Except as otherwise stated herein, all of the remaining terms and conditions of the Lease Agreement shall continue to be in full force and effect.

Landlord:	West Glen Development, LLC
A Minnesota limited liability company

Date:	By:
Bradley L. Moen, Vice President

Date:	By:
Michael J. Leuer, Governor

Tenant:	Celcuity, LLC
A Minnesota limited liability company

41

Date:	By:
Name:
Its:

42

EXHIBIT G

LETTER OF CREDIT

____ __, 2014

________________

c/o West Glen Development, LLC

3600 Holly Lane North, Suite 100

Plymouth, MN 55447

RE:	Irrevocable Letter of Credit

Dear Sir/Madam:

By order of our client, __________________, a _________________, we hereby establish our irrevocable Letter of Credit No.___ in your favor for a sum or sums not to exceed _____________________ and 00/100 Dollars ($___________.00) in the aggregate (the “Maximum Amount”), effective immediately.

This Letter of Credit shall be payable in immediately available funds in U.S. Dollars. Funds under this Letter of Credit are payable to you upon your presentation to us of the original of this Letter of Credit and a statement signed by a person purporting to be an officer or authorized agent of you or a transferee of you, marked “Drawn under Letter of Credit No. _____ of [Name of Issuing Bank]” and stating as follows:

“The undersigned is entitled to make a draw hereunder in the amount of $___________in accordance with that certain Lease Agreement dated___________, 20 _, as may be amended from time to time, between the undersigned or the undersigned’s predecessor in interest, as Landlord and___________or its successor in interest, as Tenant, concerning the leasing of space in the building known as the___________located at _________, ________________, Minnesota.”

Multiple drawings are allowed. If a drawing is presented and paid, the original Letter of Credit will be endorsed and returned to you. If your drawing exhausts the Maximum Amount, we will retain it.

This Letter of Credit shall expire twelve (12) months from the date hereof; but is automatically extendable, so that this Letter of Credit shall be deemed automatically extended, from time to time, without amendment, for one (1) year from the expiration date hereof and from each and every future expiration date, unless at least sixty (60) days prior to any expiration date we shall notify you by certified or overnight mail at the address set forth above that we elect not to consider this Letter of Credit extended for any such additional period.

This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless written notification of such transfer is given to us.

We hereby agree to honor each draft drawn under and in compliance with this Letter of Credit, if duly presented at our offices at ____________________.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Name of Bank]

By:
Its:

43

FIRST AMENDMENT TO
COMMERCIAL LEASE

This Amendment, dated this 20 day of March, 2014 by and between West Glen Development, LLC, a Minnesota limited liability company (“Landlord”), and Celcuity, LLC, a Minnesota limited liability company (hereinafter referred to as “Tenant”).

RECITALS

A.	Landlord and Tenant entered into a Commercial Lease dated March 10, 2014, (the “Original Lease”), relating to the real property and building in Plymouth, Hennepin County, Minnesota legally described as Lot 1, Block 1, West Glen Corporate Center (the “Property”) and that certain portion of the Building thereon designated as Suite 450 totaling 4,818 square feet (the “Premises”). Capitalized terms shall have the same definitions as provided in the Original Lease.

B.	Landlord and Tenant wish to amend the Original Lease to permit a change in the Tenant Improvements (as defined in Article 45 of the Addendum to the Original Lease and as shown on page 37 of Exhibit D) and to allow for the amortization of the costs of the change in the Tenant Improvements by adjusting the amount of Base Rent due during the Term of the Lease, all pursuant to the terms and conditions of this Amendment.

LEASE AMENDMENT

1.	Base Rental. Article 42 of the Addendum to the Original Lease shall be revised as follows:

Months	Price Per Square Foot	Monthly
May 1, 2014 to May 31, 2014	$0	$0
June 1, 2014 to April 30, 2015	$10.17	$4,083.26
May 1, 2015 to April 30, 2016	$10.42	$4,183.63
May 1, 2016 to April 30, 2017	$10.68	$4,288.02
May 1, 2017 to May 31, 2017	$10.95	$4,396.43

2.	Exhibit D. Page 37 only of Exhibit D to the Original Lease shall be replaced by the attached “Exhibit D (Final Version),” which shows the change to the Tenant Improvements by the addition of another door in the Premises. Exhibit D (Final Version) has been approved by each of Landlord and Tenant.

3.	Letter of Credit. The Letter of Credit required pursuant to Article 51 of the Original Lease is attached hereto. The Letter of Credit has been approved by each of Landlord and Tenant.

4.	Confirmation. Except to the extent otherwise defined herein, all terms, conditions and provisions contained within the Original Lease shall remain unchanged and in full force and effect.

1

Landlord:		West Glen Development, LLC
A Minnesota limited liability company

Date:	3/25/14	By:	/s/ Bradley L. Moen
Bradley L. Moen, Vice President

Date:	3/21/14	By:	/s/ Michael J. Leuer
Michael J. Leuer, Governor

Tenant:		Celcuity, LLC
A Minnesota limited liability company

Date:	3/20/14	By:	/s/ Brian Sullivan
		Name:	Brian Sullivan
		Its:	CEO

2

Exhibit D (Final Version)

Replacement page 37 to Original Lease

3

4

SECOND AMENDMENT TO

COMMERCIAL LEASE

This Amendment, dated this 31st day of August, 2016 by and between West Glen Development, LLC, a Minnesota limited liability company (“Landlord”), and Celcuity, LLC, a Minnesota limited liability company (hereinafter referred to as “Tenant”).

RECITALS

A.	Landlord and Tenant entered into a Commercial Lease dated March 11, 2014, (the “Original Lease”), relating to the real property and building in Plymouth, Hennepin County, Minnesota legally described as Lot 1, Block 1, West Glen Corporate Center (the “Property”) and that certain portion of the Building thereon designated as Suite 450 totaling 4,818 square feet (the “Premises”). Capitalized terms shall have the same definitions as provided in the Original Lease.

B.	Landlord and Tenant amended the Original Lease pursuant to that certain First Amendment to Commercial Lease, dated March 20, 2014. The Original Lease and the First Amendment shall hereinafter be referred to together as the “Lease.”

C.	Landlord and Tenant wish to further amend the Lease to extend the Term as provided herein.

LEASE AMENDMENT

1.	Term. The term of the lease shall be extended by 12 months. Article 1 of the Lease shall be revised to provided that the Expiration Date shall be the 31st day of May, 2018.

2.	Base Rental. Article 42 of the Addendum to the Original Lease shall be revised as follows:

Months	Price Per Square Foot	Monthly
June 1, 2017 to May 31, 2018	$10.95	$4,396.43

3.	Confirmation. Except to the extent otherwise defined herein, all terms, conditions and provisions contained within the Lease shall remain unchanged and in full force and effect

Landlord:		West Glen Development, LLC A Minnesota limited liability company

Date:	8/31/16	By:	/s/ Bradley L. Moen
Bradley L. Moen, Vice President

Date:	9/1/16	By:	/s/ Michael J. Leuer
Michael J. Leuer, Governor

1

Tenant:		Celcuity, LLC
A Minnesota limited liability company

Date:	8/31/16	By:	/s/ Brian Sullivan
		Name:	Brian Sullivan
		Its:	CEO

2